EXHIBIT 10.70
T-MOBILE US, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2014)
Second Amendment
WHEREAS, T-Mobile US, Inc. (the “Company”) sponsors and maintains the T-Mobile US, Inc. Nonqualified Deferred Compensation Plan, as amended and restated effective as of January 1, 2014 and as thereafter amended (the “Plan”); and
WHEREAS, pursuant to Article VIII of the Plan, the Company has the authority to amend the Plan; and
WHEREAS, on April 1, 2020, the Company merged with T-Mobile US, Inc. (“T-Mobile”) (hereinafter “the Merger”); and
WHEREAS, employees of Sprint Corporation and its affiliates will become Company employees effective January 1, 2021; and
WHEREAS, the Company will grant awards from the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan; and
WHEREAS, the Company desires to amend the Plan to (1) clarify the definition of “Election Period,” (2) provide that a Participant may elect to defer an RSU award from the 2015 Sprint Equity Plan, (3) exclude employees who are not subject to US federal income tax, and (4) clarify the effect of an employee ceasing to be an Eligible Employee.
    NOW, THEREFORE, effective for Deferral Elections applicable to amounts to be earned in the 2021 and later Plan Years, the Plan is hereby amended as follows:
1.    Section 2.14 of the Plan, “Election Period,” is hereby amended in its entirety, to read as follows:
    “2.14    “Election Period” shall mean the period of time during which a Participant may make a Deferral Election. Except in the case of the initial Election Period for an Eligible Employee first eligible to begin participating in the Plan, the Election Period shall be, with respect to Base Salary, before the calendar year the salary is earned; with respect to a Performance Bonus, before the calendar year the bonus(es) are earned; with respect to a RSU Award, before any calendar year in which a RSU Award or final award is granted. The initial Election Period for an Eligible Employee first eligible to begin participation shall be the 30 days immediately following notification of his eligibility with respect to Participant’s Base Salary, Performance Bonus, and RSU Award.”
2.    Section 2.15 of the Plan, “Eligible Employee,” is hereby amended in its entirety, to read as follows:

“2.15     “Eligible Employee” shall mean a member of a “select group of management or highly compensated employees” of the Company or of Sprint/United Management Company within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA as determined by the Administrator from time to time in its sole discretion. Notwithstanding the foregoing, “Eligible Employee” shall not include any employees of the Company who are not subject to U.S. federal income tax.”
3.    Section 2.16 of the Plan, “Equity Plan,” is hereby amended in its entirety, to read as follows:
“2.16    “Equity Plan” shall mean either or both (1) the T-Mobile US, Inc. 2013 Omnibus Incentive Plan or any successor plan; and (2) the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan.”
4.    The second sentence of Section 3.1 of the Plan, Participation, is hereby amended in its entirety, to read as follows:
    “If a Participant ceases to be an Eligible Employee during a Plan Year, the Participant’s Deferral Election shall remain in effect for the remainder of that Plan Year but shall not continue in effect past the end of that Plan Year, and the Participant may not make a new Deferral Election for the subsequent Plan Year. The Participant’s Account shall remain subject to the terms and conditions of the Plan.”
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be adopted and executed on this 10th day of November, 2020.
T-MOBILE US, INC.

By: /s/ Deeanne King_______________________
Deeanne King, Chief Human Resources Officer
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